Exhibit 99.1

MASSBANK CORP.	April 23, 2004
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS FIRST QUARTER 2004 EARNINGS OF

$1.95 MILLION OR $0.43 PER SHARE

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,949,000 or $0.43 in diluted earnings per share for the first quarter 2004, compared with net income of $1,945,000 or $0.42 in diluted earnings per share in the first quarter of 2003. Basic earnings per share in the recent quarter were $0.44 per share compared to $0.43 per share in the first quarter of last year.

The Company’s earnings per share (“EPS”) performance in the recent quarter was positively affected by the reduced number of average common shares outstanding as a result of the Company’s repurchase of 182,751 shares of its common stock in the last twelve months pursuant to its stock repurchase program.

The Company’s earnings in the recent quarter compared to the same quarter of 2003 reflect a decrease in net interest income of $507,000. This is offset by a negative loan loss provision of $62,000 due to the low level of problem loans and a reduction in the size of the bank’s loan portfolio, and an increase in non-interest income of $555,000 due primarily to higher securities gains. Also impacting earnings for the first quarter 2004 is an increase of $111,000 in non-interest expense.

The decline in net interest income was attributable to a low interest rate environment. With interest rates generally at over forty-year lows, the interest income from the bank’s loans and mortgage-backed securities declined due to prepayment activity that reduced the bank’s portfolios of these higher yielding assets. The portfolio of mortgage-backed securities declined $58 million, from $159 million at March 31, 2003 to $101 million at March 31, 2004 while the loan portfolio declined $60 million, from $307 million at March 31, 2003 to $247 million at March 31,2004. The cash flow from this prepayment activity was invested at lower yields but for shorter terms in anticipation of higher-rate opportunities in the future.

Further reductions in interest rates would likely have a negative impact on the Company’s future net interest income and net interest margin. Conversely, rising interest rates would likely have a positive affect on the Company’s future net interest income and net interest margin.

The Company’s total assets decreased $10.1 million to $1.006 billion at March 31, 2004 from $1.016 billion at March 31, 2003. Deposits decreased $24.8 million or 2.8% year-over-year from $895.3 million at March 31, 2003 to $870.5 million at March 31, 2004. Stockholders’ equity was $113.2 million at March 31, 2004, representing a book value of $25.56 per share. This compares to $114.3 million at March 31, 2003 representing a book value of $25.17 per share.

April 23, 2004

Page Two

The Company’s non-accrual loans remain low totaling $205,000 at March 31, 2004 representing 0.08% of total loans. This compares to $448,000 representing 0.15% of total loans at March 31, 2003. At March 31, 2004 the Bank’s allowance for loan losses totaled $1.491 million representing 727% of non-accrual loans compared to $2.262 million representing 505% of non-accrual loans at March 31, 2003. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $626,000 at March 31, 2004 compared to $391,000 a year earlier. This is intended to protect the bank against loan commitments made that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.25 per share. This, the Company’s seventy-first consecutive dividend, will be payable on May 20, 2004 to stockholders of record at the close of business on May 5, 2004.

Stock Repurchase Program

During the three months ended March 31, 2004, the Company continued the repurchase of its common stock by acquiring 5,000 shares. As of March 31, 2004 there were 95,000 shares available for repurchase in the current program.

Annual Meeting of Stockholders

At the Annual Meeting of Stockholders of MASSBANK Corp. held on April 20, 2004 stockholders voted affirmatively to elect Mathias B. Bedell, Alexander S. Costello and Stephen E. Marshall to serve until the 2007 Annual Meeting of Stockholders and to approve the MASSBANK Corp. 2004 Stock Option and Incentive Plan.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, an increase in other employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

April 23, 2004

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended March 31,
	2004	2003
For the Period Ended
Total interest and dividend income	$8,345	$10,361
Total interest expense	3,104	4,613

Net interest income	5,241	5,748
Provision for loan losses	(62)	—
Gains on securities, net	574	40
Other non-interest income	287	266
Non-interest expense	3,160	3,049
Income tax expense	1,055	1,060

Net income	$1,949	$1,945

Weighted Average Common Shares Outstanding
Basic	4,427,395	4,557,308
Diluted	4,545,237	4,636,652

Per Common Share
Earnings:
Basic	$0.44	$0.43
Diluted	0.43	0.42
Cash dividends paid	0.25	0.23
Book value (period end)	25.56	25.17

Ratios (1)
Return on average assets	0.79%	0.77%
Return on average equity	6.98	6.73
Interest rate spread	1.94	2.09
Net interest margin	2.17	2.33
Total equity to assets (period end)	11.25	11.24

	At March 31,
	2004	2003
At Period End
Assets	$1,006,221	$1,016,309
Deposits	870,452	895,274
Loans	246,546	306,858
Total stockholders’ equity	113,168	114,270
Common shares outstanding	4,428,175	4,539,301

Asset Quality
Non-accrual loans	$205	$448
Real estate acquired through foreclosure	—	—

Total non-performing assets	$205	$448
Allowance for loan losses (2)	$1,491	$2,262

Non-accrual loans to total loans	0.08%	0.15%
Non-performing assets to total assets	0.02%	0.04%
Allowance for loan losses as a % of non-accrual loans	727.3%	504.9%
Allowance for loan losses as a % of non-performing assets	727.3%	504.9%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.
(2)	Amount reported for 2003 has been reclassified to adjust for allowance for loan losses on off-balance sheet credit exposures (shown separately on the balance sheet) to facilitate comparison with the current fiscal year.

April 23, 2004

Page Four

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At March 31, 2004	At March 31, 2003
Assets:
Cash and due from banks	$7,184	$9,798
Interest-bearing deposits in banks	6,888	5,482
Federal funds sold	213,055	214,328
Short-term investments	24,573	27,157
Debt securities available for sale	396,479	325,808
Equity securities available for sale	10,694	10,937
Trading securities	70,505	94,506
Loans:
Mortgage loans	235,762	292,467
Other loans	10,784	14,391

Total loans	246,546	306,858
Allowance for loan losses	(1,491)	(2,262)

Net loans	245,055	304,596
Premises and equipment	6,770	7,063
Accrued interest receivable	4,137	3,721
Goodwill	1,090	1,090
Other assets	19,791	11,823

Total assets	$1,006,221	$1,016,309

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$83,588	$82,861
Savings	597,973	584,707
Time certificates of deposit	188,891	227,706

Total deposits	870,452	895,274
Escrow deposits of borrowers	1,117	1,363
Accrued and deferred income taxes	1,936	2,272
Allowance for loan losses on off-balance sheet credit exposures	626	391
Other liabilities	18,922	2,739

Total liabilities	893,053	902,039
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,714,055 and 7,642,430 shares issued, respectively	7,714	7,642
Additional paid-in capital	54,865	53,322
Retained earnings	99,880	96,138

	162,459	157,102
Treasury stock at cost 3,285,880 and 3,103,129 shares, respectively	(54,372)	(48,930)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	5,081	6,098
Shares held in rabbi trust at cost 26,200 and 24,700 shares, respectively	(554)	(497)
Deferred compensation obligation	554	497

Total stockholders’ equity	113,168	114,270

Total liabilities and stockholders’ equity	$1,006,221	$1,016,309

April 23, 2004

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	March 31, 2004	March 31, 2003
Interest and dividend income:
Mortgage loans	$3,582	$4,931
Other loans	169	239
Securities available for sale:
Mortgage-backed securities	1,485	2,690
Other securities	2,261	1,493
Trading securities	285	263
Federal funds sold	486	621
Other investments	77	124

Total interest and dividend income	8,345	10,361

Interest expense:
Deposits	3,104	4,613

Total interest expense	3,104	4,613

Net interest income	5,241	5,748
Provision for loan losses	(62)	—

Net interest income after provision for loan losses	5,303	5,748

Non-interest income:
Deposit account service fees	121	137
Gains on securities available for sale, net	364	118
Gains (losses) on trading securities, net	210	(78)
Other	166	129

Total non-interest income	861	306

Non-interest expense:
Salaries and employee benefits	1,897	1,842
Occupancy and equipment	598	573
Data processing	137	144
Professional services	137	111
Advertising and marketing	17	25
Deposit Insurance	41	45
Other	333	309

Total non-interest expense	3,160	3,049

Income before income taxes	3,004	3,005
Income tax expense	1,055	1,060

Net income	$1,949	$1,945

Weighted average common shares outstanding:
Basic	4,427,395	4,557,308
Diluted	4,545,237	4,636,652
Earnings per share (in dollars):
Basic	$0.44	$0.43
Diluted	0.43	0.42